CERTIFICATION

Re:           BANK 2020-BNK29, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK29 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2020 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                                __________________________________________

                I, Jane Lam, certify that:

                1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK 2020-BNK29 (the “Exchange Act periodic reports”);

                2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

                5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Wilmington Trust, National Association, as Trustee

•         Wells Fargo Bank, National Association, as Certificate Administrator

•         Wells Fargo Bank, National Association, as Custodian

•         Wells Fargo Bank, National Association, as Master Servicer

•         Rialto Capital Advisors, LLC, as Special Servicer

•         Pentalpha Surveillance LLC, as Operating Advisor

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant

•         National Tax Search, LLC, as Servicing Function Participant

•         Wells Fargo Bank, National Association, as Master Servicer under the Grace Trust 2020-GRCE securitization, pursuant to which the following mortgage loans were serviced by such party: Grace Building (from 11/30/20 to 12/31/20)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the Grace Trust 2020-GRCE securitization, pursuant to which the following mortgage loans were serviced by such party: Grace Building (from 11/30/20 to 12/31/20)

•         National Tax Search, LLC, as Servicing Function Participant under the Grace Trust 2020-GRCE securitization, pursuant to which the following mortgage loans were serviced by such party: Grace Building (from 11/30/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2020-BNK30 securitization, pursuant to which the following mortgage loans were serviced by such party: McDonald's Global HQ (from 12/22/20 to 12/31/20)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the BANK 2020-BNK30 securitization, pursuant to which the following mortgage loans were serviced by such party: McDonald's Global HQ (from 12/22/20 to 12/31/20)

•         National Tax Search, LLC, as Servicing Function Participant under the BANK 2020-BNK30 securitization, pursuant to which the following mortgage loans were serviced by such party: McDonald's Global HQ (from 12/22/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Master Servicer under the GSMS 2020-GC47 securitization, pursuant to which the following mortgage loans were serviced by such party: 711 Fifth Avenue (from 11/30/20 to 12/31/20)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the GSMS 2020-GC47 securitization, pursuant to which the following mortgage loans were serviced by such party: 711 Fifth Avenue (from 11/30/20 to 12/31/20)

•         National Tax Search, LLC, as Servicing Function Participant under the GSMS 2020-GC47 securitization, pursuant to which the following mortgage loans were serviced by such party: 711 Fifth Avenue (from 11/30/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2020-BNK28 securitization, pursuant to which the following mortgage loans were serviced by such party: Chasewood Technology Park (from 11/30/20 to 12/31/20) and ExchangeRight Net Leased Portfolio #39 (from 11/30/20 to 12/31/20)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the BANK 2020-BNK28 securitization, pursuant to which the following mortgage loans were serviced by such party: Chasewood Technology Park (from 11/30/20 to 12/31/20) and ExchangeRight Net Leased Portfolio #39 (from 11/30/20 to 12/31/20)

•         National Tax Search, LLC, as Servicing Function Participant under the BANK 2020-BNK28 securitization, pursuant to which the following mortgage loans were serviced by such party: Chasewood Technology Park (from 11/30/20 to 12/31/20) and ExchangeRight Net Leased Portfolio #39 (from 11/30/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Master Servicer under the WFCM 2020-C58 securitization, pursuant to which the following mortgage loans were serviced by such party: Courtyard Marriott Solana Beach (from 12/16/20 to 12/31/20)

•         CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the WFCM 2020-C58 securitization, pursuant to which the following mortgage loans were serviced by such party: Courtyard Marriott Solana Beach (from 12/16/20 to 12/31/20)

•         National Tax Search, LLC, as Servicing Function Participant under the WFCM 2020-C58 securitization, pursuant to which the following mortgage loans were serviced by such party: Courtyard Marriott Solana Beach (from 12/16/20 to 12/31/20)

•         Situs Holdings, LLC, as Special Servicer under the Grace Trust 2020-GRCE securitization, pursuant to which the following mortgage loans were serviced by such party: Grace Building (from 11/30/20 to 12/31/20)

•         Greystone Servicing Company LLC, as Special Servicer under the BANK 2020-BNK30 securitization, pursuant to which the following mortgage loans were serviced by such party: McDonald's Global HQ (from 12/22/20 to 12/31/20)

•         KeyBank National Association, as Special Servicer under the GSMS 2020-GC47 securitization, pursuant to which the following mortgage loans were serviced by such party: 711 Fifth Avenue (from 11/30/20 to 12/31/20)

•         KeyBank National Association, as Special Servicer under the BANK 2020-BNK28 securitization, pursuant to which the following mortgage loans were serviced by such party: Chasewood Technology Park (from 11/30/20 to 12/31/20) and ExchangeRight Net Leased Portfolio #39 (from 11/30/20 to 12/31/20)

•         Rialto Capital Advisors, LLC, as Special Servicer under the WFCM 2020-C58 securitization, pursuant to which the following mortgage loans were serviced by such party: Courtyard Marriott Solana Beach (from 12/16/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Custodian under the Grace Trust 2020-GRCE securitization, pursuant to which the following mortgage loans were serviced by such party: Grace Building (from 11/30/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Custodian under the BANK 2020-BNK30 securitization, pursuant to which the following mortgage loans were serviced by such party: McDonald's Global HQ (from 12/22/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Custodian under the GSMS 2020-GC47 securitization, pursuant to which the following mortgage loans were serviced by such party: 711 Fifth Avenue (from 11/30/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Custodian under the BANK 2020-BNK28 securitization, pursuant to which the following mortgage loans were serviced by such party: Chasewood Technology Park (from 11/30/20 to 12/31/20) and ExchangeRight Net Leased Portfolio #39 (from 11/30/20 to 12/31/20)

•         Wells Fargo Bank, National Association, as Custodian under the WFCM 2020-C58 securitization, pursuant to which the following mortgage loans were serviced by such party: Courtyard Marriott Solana Beach (from 12/16/20 to 12/31/20)

Date:  March 30, 2021

By  /s/ Jane Lam

      Name: Jane Lam

      Title: President